UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 22, 2016

River Valley Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-21765	35-1984567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 Clifty Drive, P.O. Box 1590, Madison, Indiana		47250-0590
(Address of Principal Executive Offices)		(Zip Code)

(812) 273-4949
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03  Material Modification to Rights of Security Holders.
On February 22, 2016, River Valley Bancorp (the “Company”) filed Articles of Amendment to its Articles of Incorporation with the Indiana Secretary of State, which became effective upon filing (the “Amendment”).  The Board of Directors proposed the Amendment on October 26, 2015, and the shareholders approved the Amendment at a Special Meeting of Shareholders held on January 26, 2016.
The Amendment eliminated Section 11 of the Articles.  Article 11 formerly provided limitations on acquiring beneficial ownership of more than 10% of any class of common stock.  The Company believed that this provision could adversely impact its pending merger with German American Bancorp, Inc. and, therefore, asked its shareholders to approve an amendment to the Articles deleting Article 11.
Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As described in Item 3.03, the Company amended its Articles of Incorporation effective February 22, 2016.  The proposal for the amendment was described in the proxy statement/prospectus filed by German American Bancorp, Inc. on December 23, 2015.  A copy of the Articles of Incorporation of the Company, as amended and restated following this change, is attached hereto as Exhibit 4.1.
Item 9.01  Financial Statements and Exhibits.
(d)  Exhibits
4.1 Amended and Restated Articles of Incorporation of the Company effective February 22, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: February 22, 2016	RIVER VALLEY BANCORP

	By:	/s/ Matthew P. Forrester
Matthew P. Forrester President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Articles of Incorporation of the Company effective February 22, 2016